UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Earliest Event Reported: March 27, 2020

General Moly, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-32986	91-0232000
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification no.)

1726 Cole Blvd., Suite 115
Lakewood, CO 80401
(Address of principal executive offices, including zip code)

(303) 928-8599
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 210.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	GMO	NYSE American and Toronto Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On March 27, 2020, General Moly, Inc. (the “Company”) filed Certificates of Amendment (the “Certificates of Amendment”) to the Certificates of Designation for its Series A Convertible Preferred Stock (“Series A Preferred”) and Series B Preferred Stock (“Series B Preferred”) with the Secretary of State of the State of Delaware. The Certificates of Amendment clarify that the private exchange offer completed by the Company in December 2019, in which the Company exchanged its newly issued 12% Senior Promissory Notes due 2022 (the “Exchange Notes”) for 95% of the aggregate outstanding principal amount of its senior convertible promissory notes due 2019 and senior promissory notes due 2019 (collectively, the “Old Notes”), constitutes a modification of the Old Notes for purposes of the mandatory redemption provisions of the Series A Preferred and Series B Preferred. Accordingly, the Series A Preferred and Series B Preferred are mandatorily redeemable on such date as a majority of the then-outstanding principal amount of the Exchange Notes become due and payable in accordance with their terms (as maybe altered by modification, amendment, exchange or otherwise, from time to time).

Copies of the Certificates of Amendment are attached to this Current Report on Form 8-K as Exhibit 3.1 and 3.2, and are incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d)           Exhibits

Exhibit No.	Description
3.1	Certificate of Amendment to Certificate of Designation of Series A Convertible Preferred Stock.
3.2	Certificate of Amendment to Certificate of Designation of Series B Preferred Stock.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENERAL MOLY, INC.

Dated: April 2, 2020	By:	/s/ Amanda Corrion
Amanda Corrion
Principal Accounting Officer